Exhibit 10.12
HERBALIFE LTD.
2004 STOCK INCENTIVE PLAN
AMENDMENT TO THE STOCK OPTION AGREEMENT
     This Amendment to the Stock Option Agreement (the “Amendment”) is made as of October 10, 2006, by and between Herbalife Ltd. (the “Company”), and Brett R. Chapman (the “Executive”), and will be effective.
     WHEREAS, the Company and the Executive and are parties to that certain Stock Option Agreement dated April 27, 2005 (the “Agreement”);
     WHEREAS, Section 17 of the Herbalife Ltd. 2004 Stock Incentive Plan (the “Plan”) provides that the Board of Directors of the Company (the “Board”) may amend the Plan and/or the terms of any award agreement entered into under the Plan at any time and from time to time;
     WHEREAS, the Board wishes to amend the terms of the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, the Company and the Executive agree that the Agreement is hereby amended effective as of October 10, 2006 as follows:
     1. Paragraph 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
          “(b) Notwithstanding anything herein or in the Plan to the contrary, upon the occurrence of a Change of Control, the vesting of the Option shall be accelerated such that 50% of the then unvested portion of the Option shall become vested and exercisable as of the date of the Change in Control.”
     2. Paragraph 2(d) of the Agreement is hereby renumbered Paragraph 2(e) and the following new Paragraph 2(d) is hereby added to the Agreement:
          “(d) Notwithstanding anything in this Agreement or the Plan to the contrary, except as set forth in Paragraph 2(c)(i), in the event that the Optionee’s employment with the Company and its Subsidiaries is terminated by the Company without Cause, and at the time of such termination of employment, Michael O. Johnson is no longer serving as Chief Executive Officer of the Company, the vesting of the Option shall be accelerated such that 50% of the then unvested portion of the Option shall become vested and exercisable as of immediately prior to such termination of employment.”
     3. Except as modified hereby, the Agreement, shall remain in full force and effect and unmodified.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

HERBALIFE LTD.

/s/ Brett R. Chapman	By:	/s/ Michael O. Johnson

Brett R. Chapman		Name: Michael O. Johnson
Title: Chief Executive Officer

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